Exhibit 24

                            DIEHL GRAPHSOFT, INC.
                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) of Diehl Graphsoft, Inc., incorporated in the State of Maryland, hereby constitute and appoint Richard Diehl and Joseph Schmelzle, and either of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors of Diehl Graphsoft, Inc., the Annual Report on Form 10-KSB, and any and all further amendments to said report, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

Dated as of:  August 29, 1997



/s/ Richard Diehl                            /s/ Richard Hug
Richard Diehl                                Richard Hug



/s/ Joseph Schmelzle                         /s/ Frederic Unger
Joseph Schmelzle                             Frederic Unger